                                                                   EXHIBIT 10.20

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                 WARRANT SHARES REGISTRATION RIGHTS AGREEMENT

                         Dated as of February 21, 1997

                                    between

                          UNIFI COMMUNICATIONS, INC.

                                      and

                              SMITH BARNEY INC.,

                            (as Initial Purchaser)

                            _______________________

================================================================================

                  WARRANT SHARES REGISTRATION RIGHTS AGREEMENT


          WARRANT SHARES REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as
                                                         ---------
of February 21, 1997 between UNIFI COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and SMITH BARNEY INC. (the "Initial Purchaser").
      -------                                -----------------

          WHEREAS, the Company has entered into a purchase agreement (the

"Purchase Agreement") dated February 14, 1997 with the Initial Purchaser
-------------------
pursuant to which the Company has agreed to sell to the Initial Purchaser 175,000 units (the "Units") each Unit consisting of $1,000 principal amount of
                    -----
the Company's 14% Senior Notes due 2004 (the "Notes") and one warrant (the
                                              -----
"Initial Warrants") entitling the holder thereof to purchase initially 27.524674
-------- --------
shares of Common Stock, par value $.01 per share (the "Common Stock") of the
                                                       ------------
Company (subject to adjustment pursuant to the terms of the Warrant Agreement (as defined)), (the "Initial Warrant Shares"); and
                     ------- --------------

          WHEREAS, in the event the Company does not complete a primary underwritten public offering of its Common Stock on or prior to September 1, 1999, resulting in gross proceeds to the Company of at least $35.0 million, each holder of Notes will be entitled to receive for each Note, one warrant (the

"Contingent Warrants") and, together with the Initial Warrants, the "Warrants")
----------- --------                                                 --------
to purchase a pro rata share of an additional 8% of the fully diluted Common Stock (the "Contingent Warrant Shares" and, together with the Initial Warrant
            -------------------------
Shares, the "Warrant Shares"), and
             ------- ------

          WHEREAS, the Company has entered into a Warrant Agreement (the

"Warrant Agreement"), dated as of the date hereof, between the Company, as
------------------
Issuer, and Fleet National Bank, a national banking association, not in its individual capacity but solely as warrant agent (together with any successor warrant agent, the "Warrant Agent"); and
                    -------------

          WHEREAS, pursuant to the Purchase Agreement the Initial Purchaser (together with any successors, assigns and direct and indirect transferees who become registered owners of the Warrants or Warrant Shares, the "Holders") will
                                                                 -------
have the registration rights, co-sale rights, and co-investment rights as set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                 REGISTRATION
                                 ------------


          SECTION 1.01.  Shelf Registration.
                         ------------------


          (a) The Company shall prepare and file with the United States Securities and Exchange Commission (the "Commission") a registration statement
                                         ----------
or a post-effective amendment to an existing registration statement (the

"Registration Statement") on an appropriate form under the Securities Act of
-----------------------
1933, as amended (the "Securities Act"), relating to the issuance by the Company
                       --------------
of the Warrant Shares issuable upon exercise of all of the Warrants by the Holders thereof from time to time in accordance with the terms and conditions set forth in the Warrant and the Warrant Agreement.

          (b) The Company shall cause such Registration Statement to become effective under the Securities Act on or prior to the Exercise Commencement Date (as defined in the Warrant Agreement).

          SECTION 1.02.  Effectiveness Period.  The Company shall use its best
                         --------------------
efforts to keep the Registration Statement continuously effective under the Securities Act in order to permit the prospectus included therein to be lawfully delivered by the Company to the Holders of the Warrant Shares until March 1, 2007 (the "Expiration Date")(the "Effectiveness Period"); provided that, except
           ---------------        --------------------
as provided below with respect to any Blackout Period (as defined), the Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in it not being able to offer and sell the Warrant Shares issuable upon exercise of the Warrants during that period, unless such action is required by applicable law. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference in the event that, and for a period (a "Blackout Period") not to exceed, for so long as
                                 ---------------
this Agreement is in effect, an aggregate of 90 days if (x) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (y)(1) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed.

          SECTION 1.03.  Registration Procedures.
                         -----------------------

          (a) The Company shall cause the Registration Statement and the related prospectus and any amendments or supplements thereto, as of the effective date of the Registration Statement, (subject to Section 1.02), as of any time thereafter while any of the Warrants, or, during the Effectiveness Period, the Warrant Shares, remain outstanding (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company shall give prompt written notices to the Holders of the Warrants:

            (i) on the date when the Registration Statement or any post-effective amendments thereto have become effective;

            (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose;

            (iii) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (iv) of the happening of any event that requires the Company to make changes in the Registration Statement or prospectus in order to make the statements therein not misleading;

            (v) of the commencement and termination of any Blackout Period; and

            (vi) 90 days prior to the Expiration Date.

          (c) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

          (d) Upon the occurrence of any event contemplated by clauses (b)(iv) or (v) of this Section 1.03, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders of the Warrant Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

          (e) Not later than the effective date of the Registration Statement, the Company will provide a CUSIP number for the Warrant Shares, and provide the registrar with printed certificates for the Warrant Shares in a form eligible for deposit with The Depository Trust Company.

          (f) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable, but in any event, no later than 45 days after the end of the most recent 12-month period (or 90 days, if such period is a fiscal year (plus any extension permitted by Rule 12b-25 under the Exchange Act)) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statement shall cover such 12-month period.

          (g) The Company shall register or qualify or cooperate with the Holders in connection with the registration or qualification of the Warrant Shares issuable upon exercise of the Warrants under the securities or blue sky laws of such states of the United States as any Holder reasonably requests and do any and all other acts or things necessary or advisable to enable such exercise in such jurisdictions; provided that the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (h) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Article I.

          (i) The Company shall deliver to the Holders of the Warrants or Warrant Shares, as the case may be, who so request, without charge, at least one copy of the applicable Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any such Holder requests, all exhibits (including those, if any, incorporated by reference).

          (j) The Company shall cause all Warrant Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, to the extent such Warrant Shares satisfy applicable listing requirements, if requested by the Holders of a majority of such Warrant Shares.

          SECTION 1.04.  Registration Default.  The Company acknowledges and
                         --------------------
agrees that any remedy at law for breach of any provision of this Article I (each such default, a "Registration Default") will be inadequate and that, in
                       --------------------
addition to any other remedies that the Holders of Warrants may have, such Holders shall be entitled to liquidated damages (the "Liquidated Damages") for
                                                      ------------------
each week or portion thereof during which the Registration Default continues. The Liquidated Damages will be equal to $.001 per week per Warrant for the first 90-day period during which the Registration Default continues and will increase by an amount equal to $.001 per week per Warrant with respect to each subsequent 90-day period during which the Registration Default continues and until the Registration Default is cured, up to a maximum of $.005 per week per Warrant. All Liquidated Damages will be paid to Holders of the Warrants on each March 1 and September 1.

                                   ARTICLE II

                               RIGHTS OF CO-SALE
                               -----------------


          SECTION 2.01.  Sales by Douglas J. Ranalli.  Until such time as the
                         ---------------------------
Company effects a Public Equity Offering resulting in net proceeds to the Company of at least $35,000,000, if Douglas J. Ranalli ("Ranalli") proposes to
                                                         -------
transfer more than 100,000 shares of Common Stock owned by him ("Founder
                                                                 -------
Shares"), then he shall afford the Holders the right to transfer the Warrants and/or Warrant Shares held by them as follows:

          (a)  Ranalli shall give written notice to the Holders, at least thirty
(30) days prior to any proposed transfer of any such shares, specifying the number of Founder Shares that he desires to transfer, the percentage that such shares represent of the total number of shares held by him, on a fully-converted and fully-exercised basis (the "Sales Percentage"), the identity of the proposed
                                ----------------
transferee of such shares, and the time within which and the price and all other material terms and conditions upon which Ranalli proposes to sell such shares.

          (b) Concurrently with the delivery of the notice referred to in paragraph (a) above, Ranalli shall offer each of the Holders the opportunity to sell to the proposed purchaser or purchasers of the shares that percentage of the Warrants and/or Warrant Shares then held by the Holders that is equal to the Sales Percentage. Any Warrants and/or Warrant Shares to be sold by each of the Holders shall be sold on such terms as Ranalli has obtained from such purchaser or purchasers in respect of the Founder Shares proposed to be sold by him, including the time of purchase, the purchase price and the other terms and conditions upon which the purchase of Ranalli's shares is to be made, provided,
                                                                      --------
that the price per Warrant to be paid by the proposed purchaser shall be less the exercise price of such Warrant.

          SECTION 2.02.  Adjustments.  In the event Ranalli cannot obtain
                         -----------
agreements or commitments from the proposed purchaser or purchasers to purchase that percentage of Warrants and/or Warrant Shares held by each of the Holders which is equal to the Sales Percentage of the shares in accordance with Section 2.01, Ranalli shall reduce the number of Founder Shares that Ranalli proposes to sell so that Ranalli and each of the Holders shall be entitled to sell an identical percentage (as nearly as possible, with the number of shares or Warrants and/or Warrant Shares being sold by Ranalli and each of the Holders being rounded to the nearest whole share) of the Founder Shares or Warrants or Warrant Shares (as applicable) then held by each of them, respectively, or such lesser percentage as the Holders in their sole discretion may elect, which decrease shall not require a proportionate decrease in the percentage sold by Ranalli.

          SECTION 2.03.  Notice of Sales by Holders.  Each of the Holders may
                         --------------------------
notify the Company in writing, within fifteen (15) days after receiving notice of a proposed sale from Ranalli, whether such Holder desires to sell any such Warrants and/or Warrant Shares held by such Holder concurrently with Ranalli in accordance with the terms and provisions set forth above. Failure to provide such written notice within the fifteen-day period after receipt of notice from Ranalli shall be deemed to constitute an irrevocable declination by such Holder to sell any of such Holder's Warrants and/or Warrant Shares concurrently with Ranalli. No Holders shall be obligated to sell any Warrants and/or Warrant Shares pursuant to any notice furnished by Ranalli.

          SECTION 2.04.  Concurrent Sales.  Any and all sales of Warrants and/or
                         ----------------
Warrant Shares  by the Holders pursuant to the co-sale rights set forth in this
Article II shall be made either concurrently with or prior to the sale of the Founder Shares by Ranalli.


          SECTION 2.05.  Exceptions to Co-sale Rights.  Notwithstanding anything
                         ----------------------------
contained in this Articles II to the contrary, the co-sale rights shall not apply to any proposed sale of Founder Shares by Ranalli to (i) an immediate family member of Ranalli; (ii) a trust for the benefit of Ranalli, his spouse or his descendants; (iii) a corporation directly or indirectly wholly owned by Ranalli and/or any person referred to in clause (i) or (ii); or (iv) a sale pursuant to an effective registration statement including any of Ranalli's shares in accordance with the exercise of registration rights pursuant to a registration rights agreement to which the Company is a party; provided, that any Founder Shares sold in a transaction described in clauses (i) through (iii) shall continue to be subject to the co-sale rights set forth above in the hands of the transferee thereof, and that such transferee shall agree to be so bound in a separate agreement and, in the case of a transfer to a corporation, the shares of such corporation shall also be subject to the co-sale rights set forth above and the holders thereof shall agree to be so bound in a separate agreement.

                                  ARTICLE III

                            RIGHTS OF CO-INVESTMENT
                            -----------------------


          SECTION 3.01.  Right to Purchase Shares of an Additional Series or
                         ---------------------------------------------------
Class of Stock.  In the event the Company proposes to issue and sell any shares
--------------
of Common Stock, convertible securities, warrants or options (collectively, the "Additional Stock") to Ranalli, then the Company shall afford the Holders the
 ----------------
right to purchase certain shares of the Additional Stock as follows:

          (a) The Company shall give written notice to all Holders, at least thirty (30) days prior to any proposed issuance and sale of Additional Stock at a price less than the equivalent of the fair market value thereof, specifying the number of such shares to be issued and sold, the time within which and the price and all other material terms and conditions upon which the Company proposes to sell such shares.

          (b)  Each Holder shall notify the Company in writing, within twenty
(20) days after receiving such notice, whether such Holder desires to purchase any such shares of Additional Stock and, if so, the number of shares he desires to purchase. Failure to provide such written notice within such twenty-day period after receipt of notice from the Company, for the purpose hereof, shall be deemed to constitute a refusal by such Holder to purchase any such shares of Additional Stock. Each Holder shall be entitled to purchase a percentage of the Addition Stock equal to the percentage of Common Stock, on a fully-converted and fully-exercised basis, represented by the Warrants and/or Warrant Shares owned by such Holder.

          SECTION 3.02.  Exceptions to Co-investment Rights.  Notwithstanding
                         ----------------------------------
the foregoing, this Article III shall not apply to any issuance of Additional Stock made upon (i) the exercise by Ranalli of Convertible Preferred Stock, Series A, B, C, D, E or F of the Company or any other series designated as ranking on a parity with such series of conversion rights accorded such shares pursuant to the certificate of designation of powers, rights and preferences of such shares, (ii) the grant or exercise of an incentive or non-qualified stock option pursuant to the Company's 1993 Stock Option Plan, as amended, or the Company's 1994 Investor Incentive Stock Option Plan, or pursuant to any other stock option (including, without limitation, warrants) plan ratified and adopted by majority vote, on a fully converted basis, of the Company's stockholders and by vote of a majority of the Company's Board of Directors who are not officers of the Company or (iii) the exercise of any option or the conversion of any convertible security of the Company.

                                   ARTICLE IV

                                 MISCELLANEOUS
                                 -------------


          SECTION 4.01.  Remedies.  In the event of a breach by the Company or
                         --------
by a Holder of Warrants or Warrant Shares, as the case may be, of any of its obligations under this Agreement, each Holder of Warrants or Warrant Shares, as the case may be, and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

Notwithstanding the provisions of Section 1.04 hereof, the Company and each Holder of Warrants or Warrant Shares, as the case may be, agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          SECTION 4.02.  No Inconsistent Agreements.  The Company will not enter
                         --------------------------
into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of the Warrants and Warrant Shares in this Agreement or otherwise conflicts with the provisions hereof. Without the written consent of the Holders of a majority of the outstanding Warrants, the Company shall not grant to any person any rights which conflict with or are inconsistent with the provisions of this Agreement.

          SECTION 4.03.  No Piggyback on Registrations.  The Company shall not
                         -----------------------------
grant to any of its securityholders (other than the Holders of the Warrants in such capacity) the right to include any of their securities in any Registration Statement other than Warrant Shares.

          SECTION 4.04.  Amendments and Waivers.  The provisions of this
                         ----------------------
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the votes of the then outstanding Warrants, each Holder having such number of votes which is equal to the number of Warrant Shares into which such Holder's Warrants are exercisable at such time; provided, however, that, for the purposes of this Agreement,
              --------  -------
Warrants that are owned, directly or indirectly, by the Company or any of its Affiliates are not deemed outstanding; provided, further, that any modification of Articles II or III hereunder shall require the consent of a majority of the votes of the holders of Warrants and Warrant Shares, each Warrant holder or Warrant Shareholder, as applicable, having that number of votes as the number of shares into which his Warrants are exercisable at such time (including fractional shares) plus the number of Warrant Shares held by such holder.

          SECTION 4.05.  Notices.  All notices and other communications provided
                         -------
for herein shall be made in writing by
hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopier:

          (a)  if to the Company, as provided in the Purchase Agreement,

          (b) if to the Initial Purchaser, as provided in the Purchase Agreement, or

          (c) if to any other person who is then the registered Holder of Warrants or Warrant Shares, as the case may be, to the address of such Holder as it appears in the register therefor of the Company.

          Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          SECTION 4.06.  Successors and Assigns.  This Agreement shall inure to
                         ----------------------
the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of Warrants or Warrant Shares, as the case may be. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each Holder of Warrants or Warrant Shares, as the case may be. Notwithstanding the foregoing, no successor or assignee of the Company shall have any of the rights granted under this Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

          SECTION 4.07.  Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          SECTION 4.08.  Governing Law; Submission to Jurisdiction.  THIS
                         -----------------------------------------
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE

CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

          SECTION 4.09.  Severability.  The remedies provided herein are
                         ------------
cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          SECTION 4.10.  Headings.  The headings in this Agreement are for
                         --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Article," "Section" and "paragraph" refer to such Article, Section or paragraph of this Agreement, unless expressly stated otherwise.

          SECTION 4.11.  Entire Agreement.  This Agreement is intended by the
                         ----------------
parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrant Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have caused this Warrant Shares Registration Rights Agreement to be duly executed as of the date first written above.


                                /s/  Douglas J. Ranalli
                              -------------------------------
                              Douglas J. Ranalli



                              THE COMPANY:

                              UNIFI COMMUNICATIONS, INC.



                              By:      /s/  Douglas J. Ranalli
                                   -------------------------------
                                    Name:
                                    Title:


THE INITIAL PURCHASER:

SMITH BARNEY INC.


By:     /s/  George Alex
     ----------------------------
     Name:
     Title: